UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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    Preliminary Proxy Statement

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    Definitive Proxy Statement

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    Soliciting Material Pursuant to §240.14a-12

UNION DRILLING, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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UNION DRILLING, INC.
4055 International Plaza, Suite 610, Fort Worth, TX 76109

Dear Stockholder:

On behalf of the Board of Directors, we invite you to attend the 2006 Annual Meeting of Stockholders of Union Drilling, Inc. We will hold the meeting at 10:00 a.m. Central Daylight Savings Time on Thursday, June 8, 2006 at 4055 International Plaza, Fort Worth, TX 76109.

On the following pages you will find the Notice of Annual Meeting of Stockholders and Proxy Statement giving information concerning the matters to be acted on at the meeting. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 is enclosed.

We hope you will be able to attend the meeting in person. Whether or not you plan to attend, please take the time to vote by completing and returning your proxy card in the enclosed envelope before the meeting. If you attend the meeting, you may, if you wish, revoke your proxy and vote in person.

Thank you for your interest in Union Drilling, Inc.

Sincerely,

Thomas H. O’Neill, Jr.	Christopher D. Strong
Chairman of the Board	President and Chief Executive Officer

UNION DRILLING, INC.
4055 International Plaza, Suite 610, Fort Worth, TX 76109

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 8, 2006

To the Stockholders of Union Drilling, Inc.:

The Board of Directors of Union Drilling, Inc., a Delaware corporation (the ‘‘Company’’ or ‘‘Union’’), hereby gives notice that the 2006 Annual Meeting of Stockholders of the Company (the ‘‘Annual Meeting’’) will be held on June 8, 2006 at 10:00 a.m. Central Daylight Savings Time at 4055 International Plaza, Fort Worth, TX 76109 for the following purposes, as more fully described in the accompanying Proxy Statement:

1.    To elect two Class I directors, three Class II directors and two Class III directors as members of the Board of Directors of the Company, to serve for the respective terms set forth in the accompanying Proxy Statement or until their successors have been elected and qualified;

2.    To ratify the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2006; and

3.    To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 25, 2006, the record date for the Annual Meeting, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. All holders of record of shares of the Company’s Common Stock at close of business on the record date are entitled to vote at the Annual Meeting by sending in the proxy voting form by the specified deadline or by attending the Annual Meeting and casting their vote in person.

BY ORDER OF THE BOARD OF DIRECTORS
Dan E. Steigerwald Vice President, Chief Financial Officer, Treasurer and Secretary

May 3, 2006

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD BY THE DEADLINE (INDICATED ON THE PROXY CARD) IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

UNION DRILLING, INC.
4055 International Plaza, Suite 610, Fort Worth, TX 76109

PROXY STATEMENT

2006 ANNUAL MEETING OF STOCKHOLDERS

Union Drilling, Inc., a Delaware corporation (the ‘‘Company’’), is furnishing this Proxy Statement and the enclosed proxy in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2006 Annual Meeting of Stockholders to be held on June 8, 2006 at 10:00 a.m. Central Daylight Savings Time, at 4055 International Plaza, Fort Worth, TX 76109, and at any adjournments or postponements thereof (the ‘‘Annual Meeting’’). This Proxy Statement and the enclosed proxy are first being sent to stockholders on or about May 3, 2006.

Only holders of the Company’s common stock, par value $0.01 per share (the ‘‘Common Stock’’) as of the close of business on April 25, 2006 (the ‘‘Record Date’’) are entitled to vote at the Annual Meeting. Stockholders who hold shares of Common Stock in ‘‘street name’’ may vote at the Annual Meeting only if they hold a valid proxy from their broker. As of the Record Date, there were 21,166,109 shares of Common Stock outstanding.

A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the Annual Meeting. Stockholders of record who are present at the Annual Meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting and broker non-votes, will be included in the number of stockholders present at the Annual Meeting for purposes of determining whether a quorum is present.

Registration and seating will begin at 9:00 a.m. All stockholders attending the Annual Meeting will be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Each stockholder of record is entitled to one vote at the Annual Meeting for each share of Common Stock held by such stockholder on the Record Date. Stockholders do not have cumulative voting rights. Stockholders may vote their shares by using the proxy card enclosed with this Proxy Statement. All proxy cards received by the Company that are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. If a signed proxy card is received that does not specify a vote or an abstention and is not revoked prior to exercise, the shares represented by that proxy card will be voted as recommended by the Board of Directors as follows:

FOR the election of the director nominees.

FOR the ratification of the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2006.

The Company does not anticipate, as of the date hereof, any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, to the extent allowed under Delaware law, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

Under Delaware law, if a quorum exists at the Annual Meeting, the affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked ‘‘Withhold authority’’ with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked ‘‘Abstain’’ with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

The Company requests that brokerage firms, bank nominees and other institutions that act as nominees or fiduciaries for owners of Common Stock, forward this Proxy Statement and proxies to persons for whom they hold shares and obtain authorization for the execution of proxies. If shares are held in the name of a brokerage firm, bank or nominee, only the brokerage firm, bank or nominee can sign a proxy with respect to stockholders’ shares. Accordingly, such stockholder will not be able to vote their shares in person should they attend the Annual Meeting. Instead, the stockholder should contact the person responsible for their account and give instructions for a proxy representing their shares to be signed and voted as directed.

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count ‘‘For’’ and ‘‘Withhold’’ and, with respect to any proposals other than the election of directors, ‘‘Against’’ votes, abstentions and broker non-votes. A ‘‘broker non-vote’’ occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as ‘‘Against’’ votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If a stockholder’s shares are held by a broker, bank or other agent as nominee (that is, in ‘‘street name’’), the stockholder must obtain a proxy form from the institution that holds such shares and follow the instructions included on that form regarding how to instruct the broker, bank or other agent to vote such shares. If the stockholder does not give instructions to the broker, bank or other agent, they can vote such shares with respect to ‘‘discretionary’’ items, but not with respect to ‘‘non-discretionary’’ items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which the broker, bank or other agent may vote shares held in street name in the absence of voting instructions. On non-discretionary items for which the stockholder does not give instructions to the broker, bank or other agent, the shares will be treated as broker non-votes.

A stockholder of record may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the stockholder actually votes in person at the Annual Meeting.

The proxy card accompanying this Proxy Statement is solicited by the Board of Directors of the Company. The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. The Company, if requested, will also pay brokers, banks and other fiduciaries who hold shares of Common Stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders.

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 is enclosed with this Proxy Statement for each stockholder.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Company’s Board of Directors is currently comprised of seven directors, each of whom has been elected to serve until his successor shall have been duly elected or appointed. Pursuant to the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, both adopted in connection with the Company’s initial public offering of shares of Common Stock in November 2005, the Board of Directors of the Company shall be divided into three classes to serve staggered terms, with the Class I directors serving an initial term of one year, the Class II directors serving an initial term of two years and the Class III directors serving an initial term of three years. Upon expiration of the initial term of each class of directors, the directors of such class shall be elected for further terms of three years. The Corporate Governance and Nominating Committee has recommended that each of the incumbent directors of the Corporation be nominated to stand for election to the following classes of directors: that each of Messrs. T.J. Glauthier and Howard I. Hoffen be nominated to stand for election as a Class I director, to serve an initial term of one year; that each of Messrs. Thomas M. Mercer, Thomas H. O’Neill, Jr. and Gregory D. Myers be nominated to stand for election as a Class II director, to serve an initial term of two years; and that each of Messrs. M. Joseph McHugh and John J. Moon be nominated to stand for election as a Class III director, to serve an initial term of three years. All directors so elected will hold office until the Annual Meeting of Stockholders at which their terms expire and the election and qualification of their successors. All of the nominees are currently serving as directors of the Company and have indicated that they are willing and able to serve as directors of the Company.

Directors are elected by a plurality of votes cast at the Annual Meeting; any shares not voted (by abstention, broker non-vote, or otherwise) have no impact on the vote. If you do not wish your shares to be voted for a particular nominee, you may so indicate in the space provided on the proxy form for withhold authority. All proxies received by the Board of Directors will be voted FOR the nominees listed below if no direction to the contrary is given. Each of the nominees has consented to serve if elected. In the event that any nominee is unable or declines to serve, the proxies will be voted for the election of any alternate nominee who is designated by the Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The nominees for director are as set forth below.

Class I Directors (to serve until the 2007 Annual Meeting)

•	T.J. Glauthier

•	Howard I. Hoffen

Class II Directors (to serve until the 2008 Annual Meeting)

•	Thomas M. Mercer

•	Thomas H. O’Neill, Jr.

•	Gregory D. Myers

Class III Directors (to serve until the 2009 Annual Meeting)

•	M. Joseph McHugh

•	John J. Moon

The Board of Directors has nominated all seven such directors to stand for re-election to the board for the terms set forth above. The Board of Directors has affirmatively determined that each of the nominees qualifies for re-election under the criteria for evaluation of directors described under ‘‘Minimum Qualifications for Director Nominees and Board Member Attributes’’ on pages 9-10 of this Proxy Statement. In addition, the Board of Directors has determined that each nominee qualifies as independent under applicable regulations. See ‘‘Director Independence’’ on page 11 of this Proxy Statement.

Biographical information regarding each nominee is set forth in the section entitled ‘‘Management of the Company — Executive Officers and Directors’’ below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR’’ ALL SEVEN NOMINEES TO THE BOARD OF DIRECTORS OF THE COMPANY

PROPOSAL 2 — RATIFICATION OF THE SELECTION OF THE INDEPENDENT AUDITORS

In February 2006, the Board of Directors determined that the annual selection of the independent auditors would be submitted to the Company’s stockholders for ratification. The Board selected Ernst & Young LLP to serve as the Company’s independent auditors for 2006, subject to ratification by the Company’s stockholders. Ernst & Young LLP served as the Company’s independent auditors in 2005.

One or more representatives of Ernst & Young LLP are expected to attend the Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

Assuming the presence of a quorum, the affirmative vote of a majority of the votes entitled to be cast by the stockholders that voted for or against or expressly abstained from voting is necessary to ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006. The enclosed form of proxy provides a means for you to vote for, to vote against or to abstain from voting with respect to the ratification of the selection of the Company’s independent auditors. If you execute and return a proxy, the persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or if no choice is properly indicated, in favor of the ratification of the selection of Ernst & Young LLP as independent auditors. In determining whether this item has received the requisite number of affirmative votes, an abstention will have the effect of a vote against the ratification of the selection of Ernst & Young LLP as the Company’s independent auditors, and a broker non-vote will not have any effect on the vote.

In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR’’ THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

MANAGEMENT OF THE COMPANY

The members of the Board of Directors and the executive officers of the Company are identified below:

Name	Age	Position with the Company
Christopher D. Strong	47	President and Chief Executive Officer
J. Michael Poole	46	Executive Vice President-Operations
Dan E. Steigerwald	64	Vice President, Chief Financial Officer, Treasurer and Secretary
Thomas H. O’Neill, Jr.(1)	64	Chairman of the Board (non-executive)
Howard I. Hoffen	42	Director
Gregory D. Myers(1)(2)	35	Director
John J. Moon(1)(2)(3)	38	Director
Thomas M. Mercer (2)(3)	62	Director
M. Joseph McHugh(3)	68	Director
T.J. Glauthier	62	Director

(1)	Member of Compensation Committee.

(2)	Member of Corporate Governance and Nominating Committee

(3)	Member of Audit Committee.

Executive Officers and Directors

Christopher D. Strong became the Company’s President and Chief Executive Officer on April 1, 2004. From June 1, 2003 to April 1, 2004, Mr. Strong served as Union’s President and Treasurer. From May 1999 to June 1, 2003, he served as the Company’s Vice President and Chief Financial Officer. He has over 15 years experience in the oil and natural gas industry. From 1994 until he joined Union, he served in various capacities at Hvide Marine, a marine oilfield service company, most recently as Vice President-Finance and Treasurer. From 1990 through 1994, Mr. Strong was Treasurer of Port Everglades, a seaport with one of the largest non-refinery petroleum tank farms in the country. He is a graduate of Vassar College, and received an M.A. from the University of Pennsylvania and an M.B.A. in finance from the Wharton School in 1986. Prior to his graduate studies, Mr. Strong served as an officer in the US Navy.

J. Michael Poole joined Union in October 1997 and has served as the Company’s Executive Vice President-Operations since June 1, 2003. From June 1, 1999 to June 1, 2003, Mr. Poole served as the Company’s Vice President-Business Development. He has over 24 years of experience in the oil and natural gas industry, including over 14 years of executive management experience with contract drilling and exploration and production companies. Prior to the acquisition of the business by Union, Mr. Poole had served as Vice President and General Manager of the Union Drilling division of Equitable Resources since February 1997. From March 1996 to February 1997, he served as Onshore Operations Manager at The Houston Exploration Company, an oil and natural gas exploration company listed on the New York Stock Exchange. From 1988 to February 1996, he served as General Manager at Fuel Resources, a Brooklyn Union Gas Company subsidiary.

Dan E. Steigerwald has served as the Company’s Vice President, Chief Financial Officer and Secretary since June 1, 2003, and as the Company’s Treasurer since August 3, 2005. From January 2000 to June 1, 2003 he served as the Company’s Controller. He has over 29 years of financial experience, including over 19 years in the oil and natural gas industry. He was Vice President and Chief Financial Officer of Omega Environmental, a Seattle-based environmental/construction company, from 1994 to March 1997. He also worked from 1981 to 1992 at Smith International, a worldwide supplier of oilfield products and services. During his fifteen years with Smith, he served in various financial capacities, including Vice President, Chief Financial Officer and Controller from 1989 to 1992. Mr. Steigerwald is a C.P.A. He received a Bachelor’s degree from Pennsylvania State University in 1964 and an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College in 1970.

Thomas H. O’Neill, Jr. has served as the Chairman of the Board of Union since the Company’s inception in October 1997. He has over 32 years of domestic and international experience in the field of petroleum exploration and financing. Mr. O’Neill served on Governor Cuomo’s Advisory Board for Oil, Gas and Solution Mining for the State of New York from 1981 to 1986, served on the New York State Banking Board from 1994 to 1997, and served on the New York State Dormitory Authority Board, as its Vice Chairman from 1999 to 2004. He is a director of several private companies. Mr. O’Neill is a graduate of Canisius College, Buffalo, New York.

Howard I. Hoffen has been a director of Union since December 1997. Mr. Hoffen is currently the Chairman and Chief Executive Officer of Metalmark Capital LLC, and has served in such capacity since its formation in 2004. Mr. Hoffen served as Chairman and Chief Executive Officer of Morgan Stanley Capital Partners from 2001 to 2004, and joined Morgan Stanley in 1985. Mr. Hoffen also serves as a director on the boards of Enersys, Catalytica Energy Systems, Inc. and several private companies. Mr. Hoffen has a B.S. from Columbia University and an M.B.A. from the Harvard Business School.

Gregory D. Myers has been a director of Union since May 1999. Mr. Myers is a Managing Director of Metalmark Capital LLC and joined Metalmark at its inception in 2004. Mr. Myers was previously a Vice President of Morgan Stanley Capital Partners. He joined Morgan Stanley in September 1998. He has a B.S. from the University of Pennsylvania and an M.B.A. from the Harvard Business School.

John J. Moon has served as a director of Union since April 2001. Mr. Moon has been a Managing Director of Metalmark Capital LLC since its inception in 2004. Mr. Moon was previously a Managing Director of Morgan Stanley Capital Partners. He joined Morgan Stanley in July 1998. Mr. Moon is also currently an adjunct professor of finance at Columbia Business School. He sits on the boards of several private companies. Mr. Moon has an A.B. in Economics from Harvard College and an A.M. and Ph.D. in Business Economics from Harvard University.

Thomas M. Mercer has been a director of Union since January 2006. He has been a partner at Ceres Capital Partners since 1995. Mr. Mercer is a graduate of Harvard College.

M. Joseph McHugh has been a director of Union since February 2006. Mr. McHugh served as one of five members of the office of Chief Executive from October 2000 to October 2001 and Acting Chief Financial Officer from November 1999 to May 2000 of Pillowtex Corporation, a home textiles manufacturer. Pillowtex Corporation filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in November 2000. Mr. McHugh served in successive financial executive positions and as President and Chief Operating Officer at Triangle Pacific Corp, a manufacturer of hardwood flooring and kitchen and bathroom cabinets, from 1976 to 1998. Mr. McHugh is a director and Chairman of the Audit Committee of Lone Star Technologies, Inc., a New York Stock Exchange-listed company and a director and Chairman of the Compensation Committee of Components Corp. of America. Mr. McHugh received a Bachelor’s degree from Dartmouth College in 1960 and a M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College in 1961.

T.J. Glauthier has been a director since April 3, 2006. Mr. Glauthier has been the President of TJ Energy Associates, LLC, a California based energy consulting firm since 2005. From 2001 to 2004, Mr. Glauthier served as the President and Chief Executive Officer of Electricity Innovation Institute, a not-for-profit affiliate of the Electric Power Research Institute. From 1999-2001, Mr. Glauthier served as the Deputy Secretary and Chief Operating Officer of the U.S. Department of Energy. From 1993 to 1998, he served as the Associate Director for Natural Resources Energy and Science at the U.S. Office of Management and Budget. Mr. Glauthier is a graduate of Claremont McKenna College and received an M.B.A. from the Harvard Business School.

There are no family relationships among any of the Company’s directors or executive officers.

BOARD MEETINGS AND COMMITTEES

During fiscal 2005, the Company’s Board of Directors held four meetings and acted by unanimous written consent on six occasions. In connection with the Company’s initial public offering on November 28, 2005, the Company established three standing committees of the Board of Directors: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. During 2005, the Audit Committee did not meet, the Compensation Committee met two times and the Corporate Governance and Nominating Committee met one time. Each member of the Board attended 75% or more of the Board meetings, and each member of the Board who served on the Compensation Committee or the Corporate Governance and Nominating Committee attended all the meetings of such committee.

Audit Committee.    The Audit Committee was formed on August 3, 2005. Prior to this date, the functions of the Audit Committee were performed by the Board of Directors as a whole. During 2005, the Audit Committee was comprised of John J. Moon (Chairman), Gregory D. Myers and Thomas H. O’Neill, Jr. On December 31, 2005, Mr. Myers resigned as a member of the Audit Committee to allow the Company to appoint an independent Audit Committee member in his place. On January 1, 2006, Thomas M. Mercer was appointed as a member of the Audit Committee in place of Mr. Myers. On February 15, 2006, M. Joseph McHugh was appointed to the Audit Committee to replace Thomas H. O’Neill, Jr. Mr. McHugh was appointed Chairman of the Audit Committee on such date in place of Mr. Moon who remains a member of the Audit Committee. As a recent public company, the Company has relied upon certain Securities and Exchange Commission (‘‘SEC’’) and NASDAQ exemptions (including SEC Rule 10A-3(b)(1)(iv)(A)) allowing two of the members of the Audit Committees to be exempt from the SEC’s and NASDAQ’s independent requirements for a period of 90 days from the Company’s initial public offering and a minority of such members to be exempt from such requirements for a period of up to one year from the Company’s initial public offering. The Company does not believe such reliance has materially affected the ability of the Audit Committee to act independently. Neither Mr. Moon nor Mr. Myers meet the independence requirements of SEC Rule 10A-3 or the listing standards of the NASDAQ Stock Market for audit committee members. Each of Messrs. McHugh, O’Neill, Jr. and Mercer, Jr. do meet such independence requirements. The Company intends to replace Mr. Moon as a member of the Audit Committee with a Board member meeting such independence requirements prior to November 27, 2006. The Board of Directors has determined that the Company’s reliance on the exemptions from the SEC requirements relating to the independence of audit committee members with respect to Messrs. Moon and Myers has not and would not materially adversely affect the ability of the Audit Committee to act independently and satisfy the other requirements of SEC Rule 10A-3. Each member of the Audit Committee is ‘‘financially literate’’ as the Board of Directors, in its business judgment, interprets such qualification. Both Mr. McHugh and Mr. Moon are qualified as an ‘‘audit committee financial expert’’ within the meaning of SEC regulations. Mr. McHugh has earned an M.B.A. with a major in finance and accounting from the Amos Tuck School of Business and Administration at Dartmouth College. Mr. McHugh has served as the acting Chief Financial Officer of Pillowtex Corporation, a public company, from November 1999 to May 2000. Prior to this, he served as the Chief Financial Officer of Triangle Pacific Corp from 1976 to 1993, while it was both a private and a public company. In both positions, Mr. McHugh was responsible for all finance and accounting activities and supervision thereof. Mr. McHugh has served as the Chair of the Audit Committee of Lone Star Technologies, Inc., a public company, since 2001 and served as a member of the Audit Committee of Pillowtex Corporation from 1994 to 1997. Mr. Moon has earned an A.B. in Economics from Harvard College and an A.M. and Ph.D. in Business Economics from Harvard University. Mr. Moon has experience assessing the performance of companies with respect to the evaluation of financial statements in connection with his investment banking service as a Vice-President at Goldman Sachs, and as Managing Director at Morgan Stanley Capital Partners and Metalmark Capital LLC. The Board of Directors has determined, in the exercise of its business judgment, that each of Messrs. McHugh and Moon has accounting and related financial management expertise within the meaning of the listing standards of the NASDAQ Stock Market. The Audit Committee, among other responsibilities, recommends the hiring of the Company’s independent auditors, reviews the functions of management and the Company’s independent auditors pertaining to the Company’s audits and the preparation of the Company’s financial statements and performs such other related duties and functions as are deemed appropriate by the Audit Committee. The Audit Committee is governed by a charter adopted by the Board of Directors on August 3, 2005. A copy of this charter is attached to this Proxy Statement as Appendix A. You can also obtain a copy of this charter by requesting a copy from the Secretary of the Company or by accessing the Company’s website at www.uniondrilling.com. The Audit Committee has performed an annual review and assessment of its charter and determined that no amendments are necessary at this time.

Compensation Committee.    The Compensation Committee was formed on August 3, 2005. Prior to this date, the functions of the Compensation Committee were performed by the Board of Directors as a whole. The Compensation Committee consists of John J. Moon (Chairman), Gregory D. Myers and Thomas H. O’Neill, Jr. The Board of Directors has determined that all members of the Compensation Committee are independent directors under the NASDAQ Stock Market listing standards. The Compensation Committee administers the Company’s benefit plans, reviews and administers all compensation arrangements for executive officers, and establishes and reviews general policies relating to the compensation and benefits of the Company’s officers and employees. The Compensation Committee has performed an annual review and assessment of its charter and determined that no amendments are necessary at this time.

Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee was formed on August 3, 2005. Prior to this date, the functions of the Corporate Governance and Nominating Committee were performed by the Board of Directors as a whole. The members of the Corporate Governance and Nominating Committee are John J. Moon (Chairman), Gregory D. Myers and Thomas M. Mercer. The Corporate Governance and Nominating Committee is responsible for identifying individuals qualified to become board members and recommending them to the Board of Directors for consideration. This responsibility includes all potential candidates, whether initially recommended by management, other Board members or stockholders. In addition, the Corporate Governance and Nominating Committee makes recommendations to the Board of Directors for Board committee assignments, develops and annually reviews corporate governance guidelines for the Company and otherwise oversees corporate governance matters. The Corporate Governance and Nominating Committee also periodically reviews and makes recommendations to the Board of Directors regarding director compensation. For additional information on the Corporate Governance and Nominating Committee’s processes, see pages 8-10 of this Proxy Statement. All members of the Governance and Nominating Committee have been determined by the Board of Directors to be independent in accordance with the NASDAQ Stock Market listing standards. The charter of the Corporate Governance and Nominating Committee is available on the Company’s website at www.uniondrilling.com or in print to any stockholder who requests it in writing to the Secretary of the Company.

DIRECTOR NOMINATIONS

General.    The Corporate Governance and Nominating Committee has the responsibility under its charter to recommend nominees for election as directors to the Board of Directors. In considering candidates for the Board of Directors, the Corporate Governance and Nominating Committee considers the entirety of each candidate’s credentials.

The Corporate Governance and Nominating Committee may consider candidates for the Board of Directors from any reasonable source, including from a search firm engaged by the Corporate Governance and Nominating Committee or stockholder recommendations, provided the procedures set forth below are followed. The Corporate Governance and Nominating Committee does not intend to alter the manner in which it evaluates candidates based on whether or not the candidate is recommended by a stockholder. However, in evaluating a candidate’s relevant business experience, the Corporate Governance and Nominating Committee may consider previous experience as a member of a board of directors.

Stockholder Recommendations.    A stockholder who wishes to recommend a prospective nominee for the Board of Directors should notify the Corporate Governance and Nominating Committee in writing at 4055 International Plaza, Suite 610, Fort Worth, TX 76109 with whatever supporting material the stockholder considers appropriate, including (a) the name and address of the stockholder making the recommendation and the number of shares of the Company’s Common Stock that are owned beneficially and of record by such stockholder; (b) appropriate biographical information and a statement as to the qualifications of the individual being recommended as a potential director; (c) a description of all arrangements or understandings (if any) between the stockholder and the individual being recommended; (d) such information about the individual being recommended as would be required for inclusion in a proxy statement filed under then current SEC rules; and (e) an indication of the individual’s willingness to serve as a director of the Company. A stockholder recommendation should be submitted at least 90 days prior to the one-year anniversary of the last Annual Meeting of Stockholders of the Company. Additional information may be requested from time to time by the Corporate Governance and Nominating Committee from the individual being recommended or the recommending stockholder.

STOCKHOLDER NOMINATIONS FROM THE FLOOR OF THE ANNUAL MEETING

The Company’s Amended and Restated Bylaws provide that any stockholder entitled to vote at an annual stockholders’ meeting may nominate one or more director candidates for election at that annual meeting by following certain prescribed procedures. Not later than 90 days before the anniversary date of the immediately preceding annual meeting, the stockholder must provide to the Company’s Secretary written notice of the stockholder’s intent to make such a nomination or nominations. The notice must contain the following information:

•	The name and record address of the stockholder making the nomination and the name, age, principal occupation or employment, and business and residence addresses of the person or persons to be nominated;

•	The class and number of shares of Company stock that each of the nominating stockholder and proposed nominees beneficially owns;

•	Any material interest of the nominating stockholder in such nominations; and

•	Any other information about the nominees that would be required to be disclosed in a proxy statement filed under then current SEC rules.

Any such notice must be sent to: Union Drilling, Inc., Secretary, 4055 International Plaza, Suite 610, Fort Worth, TX 76109. The deadline for receipt of any stockholder nominations for the 2007 Annual Meeting of Stockholders is March 10, 2007.

MINIMUM QUALIFICATIONS FOR DIRECTOR NOMINEES AND
BOARD MEMBER ATTRIBUTES

The Corporate Governance and Nominating Committee has adopted Criteria for Identification, Evaluation and Selection of Directors. Those criteria are:

1.	Directors must have demonstrated the highest ethical behavior and must be committed to the Company’s values.

2.	Directors must be committed to seeking and balancing the legitimate long-term interests of all of the Company’s stockholders, as well as its other stakeholders, including its customers, employees and the communities where the Company has an impact. Directors must not be beholden primarily to any special interest group or constituency.

3.	It is the objective of the board that all non-management directors be independent. In addition, no director should have, or appear to have, a conflict of interest that would impair that director’s ability to make decisions consistently in a fair and balanced manner.

4.	Directors must be independent in thought and judgment. They must each have the ability to speak out on difficult subjects; to ask tough questions and demand accurate honest answers; to constructively challenge management; and at the same time, act as an effective member of the team, engendering by his or her attitude an atmosphere of collegiality and trust.

5.	Directors must be committed to understanding the Company and its industry; to regularly preparing for, attending and actively participating in meetings of the board and its committees; and to ensuring that existing and future individual commitments will not materially interfere with the director’s obligations to the Company. The number of other board memberships, in light of the demands of a director nominee’s principal occupation, should be considered, as well as travel demands for meeting attendance.

6.	Directors must understand the legal responsibilities of board service and fiduciary obligations. All members of the board should be financially literate and have a sound understanding of business strategy, business environment, corporate governance and board operations. At least one member of the board must satisfy the requirements of an ‘‘audit committee financial expert.’’

7.	Directors must be self-confident and willing and able to assume leadership and collaborative roles as needed. They need to demonstrate maturity, valuing board and team performance over individual performance and respect for others and their views.

8.	New director nominees should be able to and committed to serve as a member of the board for an extended period of time.

9.	While the diversity, the variety of experiences and viewpoints represented on the board should always be considered, a director nominee should not be chosen nor excluded solely or largely because of race, color, gender or national origin. In selecting a director nominee, the committee will focus on any special skills, expertise or background that would complement the existing board.

10.	Directors should have reputations, both personal and professional, consistent with the Company’s image and reputation.

PROCESS FOR IDENTIFYING AND EVALUATING NOMINEES

Once the Corporate Governance and Nominating Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or to expand the size of the Board of Directors and the likelihood that the prospective nominee can satisfy the evaluation factors described above. If the Corporate Governance and Nominating Committee determines, in consultation with the Board, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Corporate Governance and Nominating Committee then evaluates the prospective nominee against the criteria set forth above.

The Corporate Governance and Nominating Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board of Directors, the balance of management and independent directors, the need for Audit Committee and technical expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Board of Directors, and others, including members of management, as appropriate. At the conclusion of this process, the Corporate Governance and Nominating Committee reaches a conclusion and reports the results of its review to the full Board of Directors. The report includes a recommendation whether the candidate should be nominated for election to the Board of Directors.

The Company has never received a proposal from a stockholder to nominate a director. Although the Company has not adopted a formal policy with respect to stockholder nominees, the directors expect that the evaluation process for a stockholder nominee would be similar to the process outlined above.

DIRECTOR INDEPENDENCE

On November 22, 2005, the Company’s Common Stock began trading on the NASDAQ Stock Market. In connection with its Common Stock listing, the Company became subject to the listing standards adopted by the NASDAQ Stock Market, including the NASDAQ director independence requirements. The full text of the NASDAQ Stock Market requirements can be found on its website (www.nasdaq.com). Under SEC and NASDAQ regulations, a minority of the members of each of the three committees of the Company’s Board of Directors are exempt from the SEC and NASDAQ independence requirements for a period of one year from the date of the Company’s initial public offering. As of the date hereof, the only director failing to meet such independence requirements is John J. Moon, who does not meet the SEC and NASDAQ independence requirements applicable to audit committee members, but who does meet the NASDAQ independence requirements applicable to directors that are not members of the Audit Committee.

Pursuant to the NASDAQ Stock Market requirements, the Board undertook its annual review of director independence in April 2006. During this review, the Board considered transactions and relationships between each director or any member of his immediate family or their respective affiliates and the Company and its subsidiaries and affiliates, including those reported under ‘‘Certain Relationships and Related Transactions’’ below. The Board also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. As provided in the NASDAQ Stock Market requirements, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that, except as described above, all of the directors nominated for election at the Annual Meeting are independent of the Company and its management under the standards set forth in the requirements of the NASDAQ Stock Market. In addition, as further required by the NASDAQ Stock Market listing standards, the Board has made an affirmative determination as to each independent director that no material relationships exist between any non-employee director and the Company which, in the opinion of the Board, would interfere with the exercise of their independent judgment. For additional information regarding certain directors, see ‘‘Certain Relationships and Related Transactions’’ below.

COMMUNICATIONS WITH DIRECTORS

Stockholders and other parties interested in communicating directly with the non-employee directors as a group may do so by writing to: Chairman of the Board of Directors, ℅ Secretary, Union Drilling, Inc., 4055 International Plaza, Suite 610, Fort Worth, TX 76109, in an envelope marked ‘‘Confidential’’. The Secretary of the Company will promptly forward to the Chairman of the Board of Directors all such correspondence. In addition, if you wish to communicate generally with the Board you may do so by writing to: Secretary, Union Drilling, Inc., 4055 International Plaza, Suite 610, Fort Worth, TX 76109. The Secretary of the Company reviews all such non-confidential correspondence and regularly forwards to the Board of Directors a summary of all correspondence as well as copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or its committees or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board of Directors and request copies of any such non-confidential correspondence.

Any stockholder or employee may submit at any time a good faith complaint regarding any accounting, accounting controls, internal controls or auditing matters concerning the Company without fear of dismissal or retaliation of any kind. All such complaints are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters. Confidential, anonymous reports may be made by writing to the Chair of the Audit Committee, ℅ Secretary, Union Drilling, Inc., 4055 International Plaza, Suite 610, Fort Worth, TX 76109, in an envelope marked ‘‘Confidential’’.

These policies and procedures are not intended to alter or amend the requirements a security holder must satisfy in order to (1) present a stockholder proposal at a meeting of stockholders, (2)

nominate a candidate for the Board of Directors or (3) recommend a candidate for the Board of Directors for consideration by the Corporate Governance and Nominating Committee as set forth in the Company’s Amended and Restated Bylaws, the criteria and procedures regarding director nominations of the Corporate Governance and Nominating Committee and/or Rule 14a-8 of the Securities Exchange Act of 1934 to the extent applicable.

The Company has a policy of encouraging all directors to attend the annual stockholder meetings. The Company did not hold an annual meeting of stockholders last year.

DIRECTOR COMPENSATION

During 2005, the Company paid W. Henry Harmon $50,000 in consideration for Mr. Harmon’s service as an outside director and as a Vice Chairman of the Company during 2005. Mr. Harmon resigned from the Board of Directors on December 31, 2005. Thomas M. Mercer was appointed to the Board of Directors to fill this vacancy on January 1, 2006. The Company will pay Mr. Mercer the following compensation for his service on the Board of Directors: $1,000 per Board meeting attended in person, $500 per committee meeting attended or Board meeting attended by telephone, a $25,000 annual retainer fee, and periodic option grants, including an initial grant of 10-year non-statutory options to acquire 7,500 shares of Common Stock of the Company, at an exercise price of $14.24 per share, vesting over four years and subject to acceleration upon any change of control. On February 15, 2006, M. Joseph McHugh was appointed to the Board. The Company will pay Mr. McHugh the same compensation as Mr. Mercer, except that Mr. McHugh’s annual retainer will be $35,000 reflecting his role as Chairman of the Audit Committee, and exercise price of Mr. McHugh’s options is $14.29 per share. On April 3, 2006, T.J. Glauthier was appointed to the Board. The Company will pay Mr. Glauthier the same compensation as Mr. Mercer, except that the exercise price of Mr. Glauthier’s options is $14.62 per share. The exercise price of the options granted to each of Messrs. Mercer, McHugh and Glauthier is equal to the closing price of the Company’s common stock on the last business day prior to the date of grant. Other than the above-described compensation, the Company’s directors are not currently entitled to compensation for serving on the Board of Directors or on any committee thereof. However, all directors are entitled to reimbursement for their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof. The Board has approved a standard compensation package for outside directors consisting of an annual retainer in the amount of $25,000, a Board attendance fee of $1,000 per Board meeting attended in person and $500 per Board meeting attended via teleconference, an annual retainer for serving as Chair of the Audit Committee in the amount of $10,000, an annual retainer for serving as Chair of either the Compensation Committee or the Corporate Governance and Nominating Committee in the amount of $5,000, a fee of $500 for each Board committee meeting attended in person or by teleconference, reimbursement of reasonable travel expenses to and from Board and Board committee meetings and such periodic grants, if any, of non-statutory stock options as shall be determined from time to time by the Board and/or any appropriate Committee of the Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

John J. Moon, Gregory D. Myers and Thomas H. O’Neill, Jr. served on the Compensation Committee from August 3, 2005 to December 31, 2005. Prior to August 3, 2005, the Company did not have a Compensation Committee. No member of the Compensation Committee (i) was an officer or employee of the Company or a subsidiary of the Company during 2005, (ii) was formerly an officer of the Company or a subsidiary of the Company or (iii) had any relationship required to be disclosed pursuant to Item 404 of Regulation S-K, except that Mr. O’Neill served as Chief Executive Officer of the Company from September 23, 1997 to October 16, 2000.

During fiscal 2005, none of the Company’s executive officers served as (a) a member of a compensation committee of another company, one of whose executive officers served on the Company’s Compensation Committee; (b) a director of another company, one of whose executive officers served on the Company’s Compensation Committee; or (c) a member of a compensation committee of another company, one of whose executive officers served as one of the Company’s directors.

STANDARDS OF INTEGRITY

The Company has adopted written Standards of Integrity, which set forth the Company’s standards of expected business conduct and which are applicable to all employees of the Company, including the Chief Executive Officer, the principal financial officer, principal accounting officer or controller, and persons performing similar functions (each a ‘‘Principal Officer’’), as well as the directors of the Company and satisfies the SEC’s definition of a ‘‘Code of Ethics.’’ A copy of the Company’s Standards of Integrity is available on the Company’s website (www.uniondrilling.com). The Company intends to post amendments to or waivers from its Standards of Integrity (to the extent applicable to or affecting any Principal Officer or director) on its website.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following discussion identifies the Company’s material relationships and related transactions in which any of the Company’s directors or executive officers, any person known to the Company to own of record or beneficially over 5% of the Company’s Common Stock, or any member of the immediate family of any such persons had, or has, a direct or indirect material interest.

Shareholders agreement

The Company and certain of its stockholders, Union Drilling Company LLC, Steven A. Webster, William R. Ziegler and Wolf Marine S.A., as well as certain investors in Union Drilling Company LLC, have entered into a shareholders agreement covering shares of Common Stock owned by such stockholders.

The shareholders agreement provides, among other things, that the controlling members of Union Drilling Company LLC shall have the right to nominate a number of directors on the Company’s Board of Directors that is proportional to their collective indirect equity ownership (through Union Drilling Company LLC) in the Company, and that the other shareholder parties, acting as a group, shall have the right to nominate a number of directors on the Company’s Board of Directors that is proportional to their direct and indirect (through Union Drilling Company LLC) equity ownership in the Company. The shareholders agreement contains voting agreements among the shareholder parties with respect to the election of the director nominees of the parties and the grant of irrevocable proxies in support of such voting agreements.

In addition, the shareholders agreement provides that, at any time, the shareholder parties may require the Company to effect the registration under the Securities Act of the Common Stock owned by them, subject to certain limitations. The shareholders agreement also provides certain ‘‘piggyback’’ registration rights to such shareholder parties whenever the Company proposes to register an offering of any of its capital stock under the Securities Act, subject to certain exceptions, including pro rata reduction if, in the opinion of the managing underwriter of the offering, such a reduction is necessary to prevent a material adverse effect on the offering, including the offering price of all the securities proposed to be offered. The registration rights section of the shareholders agreement contains customary provisions regarding the payment of registration expenses by the Company and regarding mutual indemnification agreements between the Company and the shareholder parties for certain securities law violations.

The shareholders agreement provides for certain transfer restrictions with respect to shares of the Company’s capital stock, co-sale rights in connection with private sales or block trades and the Company’s agreement to reimburse the shareholder parties for reasonable fees and expenses incurred by them or on their behalf incident to their ownership of the Company’s securities.

Other related party transactions and arrangements

During 2005, the Company entered into contract arrangements to provide drilling services to Columbia Natural Resources LLC (‘‘CNR’’). CNR (through various holding companies) was majority owned by Morgan Stanley Dean Witter Capital Partners IV, L.P. (‘‘MSDW IV’’), a private equity fund managed by Metalmark Capital LLC. W. Henry Harmon, the Company’s Vice Chairman of the Board

of Directors during 2005, was the Chief Executive Officer of CNR until its sale in November 2005 to a third party in an arm’s-length transaction. During 2005, the Company drilled eight wells for Columbia Natural Resources, generating revenues for the Company of approximately $5.2 million.

Truncheon Investors, L.L.C. is a member of Union Drilling Company LLC, the majority stockholder of the Company, and is entitled to a share of any gain to Union Drilling Company LLC upon a sale by Union Drilling Company LLC of the Company’s Common Stock in excess of a specified return to cash investors. Somerset Capital Partners, the partners of which are William R. Ziegler, Thomas H. O’Neill, Jr., and Steven A. Webster, controls and owns most of the interests in Truncheon Investors, L.L.C. Mr. O’Neill is Chairman of the Board of the Company. In December 1997, J. Michael Poole, Executive Vice President — Operations, was granted 750 units, and in September 2000 Christopher D. Strong, the Company’s President and Chief Executive Officer, was granted 300 units, of Truncheon Investors, L.L.C. If Union Drilling Company LLC distributes to its members the Common Stock that it owns, Mr. Poole and Mr. Strong would be entitled to a share of such Common Stock equal in value to their share of any proceeds of a sale of such Common Stock if it had been sold rather than distributed. If such Common Stock had been sold on April 21, 2006, Mr. Poole and Mr. Strong would have received $881,640 and $231,578, respectively (based upon the closing price of the Company’s Common Stock on the NASDAQ National Market on such date of $15.49). Neither Mr. Poole nor Mr. Strong has any control over the timing or character of any such sale or distribution.

William R. Ziegler, Vice Chairman of the Board (non-executive) of the Company during 2005 and beneficial owner of more than 5% of the issued and outstanding common stock of the Company pursuant to Rule 13d-3 of the Exchange Act, is of counsel to the law firm of Satterlee Stephens Burke & Burke LLP, which has acted as legal counsel to the Company.

EXECUTIVE COMPENSATION

The following tables and descriptive materials set forth information concerning compensation earned for services rendered to the Company and its subsidiaries by the Chief Executive Officer (the ‘‘CEO’’) and the Company’s two other executive officers for the Company’s fiscal years 2005, 2004 and 2003. Collectively, together with the CEO, these are the ‘‘Named Officers.’’ The Company does not have any other executive officers.

Name and Principal Position	Year	Annual Compensation				Securities Underlying Options(#)
		Salary($)	Bonus($)	Other($)
Christopher D. Strong	2005	255,801	200,000	60,315	(1)	118,466
President and CEO	2004	233,871	125,000	—		—
	2003	176,423	30,000	—		394,888
				—
Dan E. Steigerwald	2005	151,399	60,000	—		105,303
Vice President, Chief Financial Officer,	2004	121,150	30,000	—		—
Treasurer and Secretary	2003	107,092	8,000	—		26,325
				—
J. Michael Poole	2005	167,682	80,000	—		105,303
Executive Vice President – Operations	2004	165,866	50,000	—		—
	2003	154,439	25,000	—		197,444

(1)	Payment of relocation expenses by the Company.

Equity Compensation Plans

The following is a brief summary of the Company’s two existing equity compensation plans: the Amended and Restated 2000 Stock Option Plan and the 2005 Stock Option Plan, both of which have been approved by the Company’s stockholders.

The Amended and Restated 2000 Stock Option Plan.    The original 2000 Stock Option Plan was approved by the Company’s stockholders at a special meeting of stockholders held on March 16, 2000. The 2000 Stock Option Plan was amended and restated effective as of June 1, 2003, which amendment and restatement was approved by the Company’s stockholders on June 1, 2003. The Amended and Restated 2000 Stock Option Plan allows for up to 1,579,552 shares of the Company’s Common Stock to be issued to officers, directors, and employees pursuant to the grant of qualified and non-qualified stock options. As of December 31, 2005, options to acquire an aggregate of 1,404,401 shares of Common Stock had been granted under the Amended and Restated 2000 Stock Option Plan and 876,647 were outstanding, of which 517,958 shares were vested. No options have been or will be granted under the Amended and Restated 2000 Stock Option Plan after August 3, 2005.

The 2005 Stock Option Plan.    The 2005 Stock Option Plan was adopted by the Company’s Board of Directors on August 3, 2005 and approved by the Company’s stockholders on August 3, 2005. This Plan allows for up to 1,579,552 shares of the Company’s Common Stock to be issued to officers, directors and employees of the Company pursuant to the grant of qualified and non-qualified stock options.

The Compensation Committee has the authority to determine the number of shares subject to each option, the option price, the expiration date of each option, the extent to which each option is exercisable during the term of the option and the other terms and conditions relating to each such option. As of December 31, 2005, options to acquire an aggregate of 531,775 shares of Common Stock had been granted under the 2005 Stock Option Plan and were outstanding, none of which shares were vested.

Option Grants during the Year Ended December 31, 2005

The following table sets forth information concerning options granted to the Named Officers during the year ended December 31, 2005.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms(3)
Name	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in 2005(2)	Exercise Price per Share ($)	Expiration Date
					5%	10%
Christopher D. Strong	118,466	22.3	14.00	October 5, 2015	$1,043,037	$2,643,260
Dan E. Steigerwald	105,303	19.8	14.00	October 5, 2015	$927,143	$2,349,562
J. Michael Poole	105,303	19.8	14.00	October 5, 2015	$927,143	$2,349,562

(1)	All the options vest in one-quarter increments on each anniversary of the date of grant, except 65,814 options granted to Mr. Steigerwald, 16,453 of which vest on October 6, 2006 and the remaining 49,361 of which vest on April 6, 2007, subject to the determination by the Compensation Committee, in its sole discretion, that Mr. Steigerwald shall have accomplished certain specified goals.

(2)	The Company granted options to purchase 531,775 shares of its Common Stock in the aggregate under the 2005 Stock Option Plan during 2005. This excludes 527,754 of previously cancelled options granted in 2005 under the Amended and Restated 2000 Stock Option Plan.

(3)	Calculated based upon the indicated rates of appreciation, compounded annually, from the date of grant to the end of each option term. Actual gains, if any, on stock option exercises and common stock holdings are dependent upon the future performance of the Company’s Common Stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved. The calculation does not take into account the effects, if any, of provisions of the Company’s option plans governing termination of options upon employment termination, transferability or vesting.

Aggregated Option Exercises in 2005 and Option Values at December 31, 2005

No options to acquire the Company’s Common Stock were exercised in 2005 by the Named Officers. The following table sets forth information concerning option exercises and the number and hypothetical value of stock options held by the Named Officers as at December 31, 2005.

	Number of shares of Common Stock underlying unexercised options at December 31, 2005(2)		Value of unexercised in-the-money options at December 31, 2005(3)
Name	Exercisable	Unexerciseable	Exercisable	Unexerciseable
Christopher D. Strong(1)	281,041	365,271	$3,187,086	$2,711,005
Dan E. Steigerwald	55,284	118,466	$593,197	$197,050
J. Michael Poole	98,722	204,025	$1,059,287	$1,115,098

(1)	Of Mr. Strong’s 646,312 options, 132,958 were granted prior to the adoption of the Amended and Restated 2000 Stock Option Plan, pursuant to a separate plan and agreement the terms of which are substantially similar to those of the Amended and Restated 2000 Stock Option Plan, 394,888 were granted pursuant to the Amended and Restated 2000 Stock Option Plan and the remaining 118,466 were granted pursuant to the 2005 Stock Option Plan.

(2)	Other than 65,814 options granted to Mr. Steigerwald, the exercise of stock options is not dependent on performance criteria and options may be exercised in full when vested.

(3)	The value of each unexercised in-the-money stock option is equal to the difference between the closing price of the Company’s Common Stock as reported on the NASDAQ National Market on December 30, 2005 of $14.53 per share and the exercise price of the option.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL HOLDERS

The following table sets forth information regarding beneficial ownership of the Company’s Common Stock as of April 25, 2006 by (a) each person known to the Company to beneficially own more than 5% of the outstanding shares of the Common Stock of the Company, (b) each director of the Company, (c) the Company’s Chief Executive Officer and each other Named Officer and (d) all directors and executive officers of the Company as a group. The information in this table is based solely on statements in filings with the SEC or other reliable information. Unless otherwise indicated, each of these stockholders has sole voting and investment power with respect to the shares beneficially owned.

As of April 25, 2006, there were 21,166,109 shares of the Company’s Common Stock issued and outstanding. The number of shares and the percentage of class beneficially owned by the persons named in the table and by all executive officers and directors of the Company as a group is presented in accordance with Rule 13d-3 of the Exchange Act and includes, in addition to shares actually issued and outstanding, unissued shares that are subject to issuance upon exercise of options and/or warrants within 60 days of such date.

Officers, directors and principal stockholders	Amount and nature of beneficial ownership(1)		Percent owned
Union Drilling Company LLC 50 Fountain Plaza Buffalo, New York 14202	7,955,395		37.6%
Morgan Stanley Capital Partners 1585 Broadway New York, New York 10036	7,955,395	(2)	37.6%
William R. Ziegler 230 Park Avenue 11th Floor New York, NY 10169	8,093,953	(2)(3)	38.2%
Wellington Management Company, LLP 75 State Street Boston, MA 02109	2,121,500		10.0%
T. Rowe Price Associates, Inc. (MD) 100 East Pratt Street Baltimore, MD 21202	1,550,100		7.3%
Wolf Marine S.A. c/o Colonial Navigation Company, Inc. 750 Lexington Avenue, 26th Floor New York, New York 10022	2,078,359		9.8%
Christopher D. Strong	379,763	(4)	1.8%
Dan Steigerwald	61,864	(5)	*
J. Michael Poole	148,083	(6)	* (6)
Thomas H. O’Neill, Jr.	7,955,395	(2)(7)	37.6%
Steven A. Webster	554,228	(8)	2.6%(8)
Howard I. Hoffen	7,955,395	(2)	37.6%
Gregory D. Myers	7,955,395	(2)	37.6%
John J. Moon	7,955,395	(2)	37.6%
Thomas M. Mercer	—		—
M. Joseph McHugh	—		—
T.J. Glauthier	—		—
Somerset Capital Partners 50 Fountain Plaza Buffalo, New York 14202	—	(9)	— (9)
All officers and directors as a group (10 persons)	8,545,105	(10)	39.3%

*	Less than 1%.

(1)	The persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them subject to community property laws where applicable and the information contained in this table and these notes.

(2)	Includes all shares owned by Union Drilling Company LLC. A majority of the ownership interests in Union Drilling Company LLC are owned by Morgan Stanley Capital Partners III, L.P. and related private equity funds (collectively, the ‘‘Funds’’), which are managed by Metalmark. Union Drilling Company LLC is controlled by a board of representatives the members of which are Messrs. O’Neill, Ziegler, Hoffen, Myers and Moon. Mr. Ziegler is also the Chairman and Chief Executive Officer of Union Drilling Company LLC. The Funds, through their representatives Messrs. Hoffen, Myers and Moon, control a majority of the voting rights on the board of representatives. If the common stock of Union owned by Union Drilling Company LLC had been distributed on April 21, 2006 and the value of those shares had been determined to be $78,412,411 (based upon the closing price of the Company’s Common Stock on the NASDAQ National Market on such date of $15.49 (the ‘‘Assumed Price’’)), the Funds would have been entitled to 5,062,131 shares of common stock. If only those shares had been included above, the Funds’ beneficial ownership would have been 23.9%. The address of Metalmark is 1177 Avenue of the Americas, New York, New York 10036. Mr. Hoffen, Mr. Myers and Mr. Moon disclaim beneficial ownership of the shares owned by Union Drilling Company LLC, a majority of the ownership interests of which are owned by the Funds, except to the extent of such person’s indirect pecuniary interest.

(3)	Mr. Ziegler’s pecuniary interest in 7,955,395 of these shares is limited to the shares to which he may be entitled by virtue of his interest in Union Drilling Company LLC, including an interest in Truncheon Investors, L.L.C., which he holds through Somerset Capital Partners. See Note 4 below regarding Truncheon and Note 9 below regarding Somerset Capital Partners. If the common stock of Union owned by Union Drilling Company LLC had been distributed on April 21, 2006 and the value of those shares had been determined to be $7,710,190 (based upon the Assumed Price), Mr. Ziegler would have been entitled to 497,753 shares of common stock. If only those shares had been included above, Mr. Ziegler’s beneficial ownership would have been 3.0%.

(4)	Consists of 379,763 shares issuable pursuant to options to purchase common stock exercisable within 60 days of the date hereof. Does not include 266,549 shares issuable pursuant to options to purchase common stock not exercisable until after that period. In September 2000, Mr. Strong was granted 300 units of Truncheon Investors, L.L.C., a member of Union Drilling Company LLC, the majority stockholder of Union. If Union Drilling Company LLC were to distribute the common stock of Union that it owns to the members of Union Drilling Company LLC, Truncheon Investors, L.L.C. would be entitled to a share of that common stock, based upon the value of the common stock distributed and the date of distribution. If the common stock of Union owned by Union Drilling Company LLC had been distributed on April 21, 2006 and the value of those shares had been determined to be $231,578 (based upon the Assumed Price), Mr. Strong would have been entitled to 14,950 shares of common stock. If those shares had been included above, Mr. Strong’s beneficial ownership would have been 1.9%. Mr. Strong has no control over the timing of any such distribution or over whether any such distribution is made.

(5)	Consists of 61,864 shares issuable pursuant to options to purchase common stock exercisable within 60 days of the date hereof. Does not include 111,885 shares issuable pursuant to options to purchase common stock not exercisable until more than 60 days after the date hereof.

(6)	Consists of 148,083 shares issuable pursuant to options to purchase common stock exercisable within 60 days of the date hereof. Does not include 154,664 shares issuable pursuant to options to purchase common stock not exercisable until more than 60 days after the date hereof. Does not include any shares to which Mr. Poole may be entitled by virtue of his interest in Union Drilling Company LLC or Truncheon Investors, L.L.C. Mr. Poole has direct and indirect interests in Union Drilling Company LLC. In addition, in December 1997, Mr. Poole was granted 750 units of Truncheon Investors, L.L.C. See Note 4 above. If the common stock of Union owned by Union Drilling Company LLC had been distributed on April 21, 2006 and the value of those shares had been determined to be $881,640 (based upon the Assumed Price), Mr. Poole would have been entitled to 56,917 shares of common stock. If those shares had been included above, Mr. Poole’s beneficial ownership would have been 1.0%. Mr. Poole has no control over the timing of any such distribution or over whether any such distribution is made.

(7)	Mr. O’Neill’s pecuniary interest in these shares is limited to the shares to which he may be entitled by virtue of his interest in Union Drilling Company LLC, including an interest in Truncheon Investors, L.L.C., which he holds through Somerset Capital Partners. See Note 4 above regarding Truncheon and Note 9 below regarding Somerset Capital Partners. If the common stock of Union owned by Union Drilling Company LLC had been distributed on April 21, 2006 and the value of those shares had been determined to be $7,710,190 (based upon the Assumed Price), Mr. O’Neill would have been entitled to 497,753 shares of common stock. Mr. O’Neill’s wife also has an interest in Union Drilling Company LLC and would have been entitled to 38,108 shares of common stock. Mr. O’Neill disclaims beneficial ownership in the shares owned by his wife. If only those shares had been included above, Mr. O’Neill’s beneficial ownership would have been 2.5%.

(8)	Does not include shares to which Mr. Webster may be entitled by virtue of his interest in Union Drilling Company LLC, including an interest in Truncheon Investors, L.L.C., which he holds through Somerset Capital Partners. See Note 4 above regarding Truncheon and Note 9 below regarding Somerset Capital Partners. If the common stock of Union owned by Union Drilling Company LLC had been distributed on April 21, 2006 and the value of those shares had been determined to be $7,710,190 (based upon the Assumed Price), Mr. Webster would have been entitled to 497,753 shares of common stock. If those shares had been included above, Mr. Webster’s beneficial ownership would have been 5.0%. Mr. Webster has no control over the timing of any such distribution or over whether any such distribution is made.

(9)	Does not include shares to which Somerset Capital Partners may be entitled by virtue of its interest in Union Drilling Company LLC, including an interest in Truncheon Investors, L.L.C. See Note 4 above regarding Truncheon. Somerset Capital Partners is a general partnership, the partners of which are Messrs. O’Neill, Ziegler and Webster. All of the interests of Messrs. O’Neill, Ziegler and Webster in Union are held through Somerset Capital Partners. If the common stock of Union owned by Union Drilling Company LLC had been distributed on April 21, 2006 and the value of those shares had been determined to be $23,130,570 (based upon the Assumed Price), Somerset Capital Partners would have been entitled to 1,493,258 shares of common stock. If those shares had been included above, Somerset Capital Partners’ beneficial ownership would have been 7.1%. Somerset Capital Partners has no control over the timing of any such distribution or over whether any such distribution is made.

(10)	Includes an aggregate of 589,710 shares issuable pursuant to options to purchase common stock granted to officers and directors that are either presently exercisable or that become exercisable within 60 days of the date hereof. Does not include 533,099 shares issuable pursuant to options to purchase common stock not exercisable until more than 60 days after the date hereof. See Notes 4, 5 and 6 above.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following Report of the Compensation Committee and the performance graph included elsewhere in this Proxy Statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graph by reference therein.

The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal 2005.

The Committee’s Responsibilities

The Compensation Committee of the Board of Directors is composed entirely of non-employee directors. The Committee is responsible for setting and administering policies which govern the Company’s executive compensation programs. The purpose of this report is to summarize the compensation philosophy and policies that the Committee applied in making executive compensation decisions in 2005. The Committee was established by the Board of Directors on August 3, 2005 in connection with the Company’s initial public offering. Prior to this date, the functions of the Committee were performed by the Board of Directors as a whole, including establishing the base salaries of all executive officers for 2005. Because of the timing of the Committee’s formation, the Committee did not adopt compensation principles applicable to the Company’s Chief Executive Officer and other executive officers for the 2005 fiscal year. Furthermore, the Committee did not take any action with respect to executive compensation for 2005 other than the approval of annual bonuses to certain executive officers during the fourth quarter of 2005. During 2005, the Board of Directors did not modify or reject in any material way any decision, action or recommendation by the Committee.

Compensation Philosophy

The Compensation Committee’s objectives with regard to setting base compensation and determining bonuses and option grants are designed to:

•	Attract and retain talented executive officers and key employees by providing total compensation competitive with that of executives employed by companies of similar size, complexity and lines of business;

•	Motivate executives and key employees to achieve strong financial and operational performance;

•	Provide a performance-based compensation component that balances rewards for short-term and long-term results and that is tied to both individual performance as well as Company performance; and

•	Encourage long-term commitment to the Company.

The Committee believes that the Company’s compensation programs in place at the time of the Company’s initial public offering were consistent with these guidelines.

Compensation Methodology

The Compensation Committee will periodically, as it determines to be appropriate, review data from market surveys, proxy statements issued by competitors and independent consultants to assess the Company’s competitive position with respect to the following three components of executive compensation:

•	base salary;

•	annual bonuses; and

•	long-term incentives.

The Committee also intends to consider individual performance, level of responsibility, and skills and experience in making compensation decisions for each executive. In carrying out its responsibilities, the Committee may consult with and receive input from the Company’s Chief Executive Officer, other members of senior management, consultants and advisors, as the Committee deems advisable or appropriate.

Components of Compensation

Base Salary:    Base salaries for executives are determined based upon job responsibilities, level of experience, individual performance, comparisons to the salaries of executives in similar positions obtained from market surveys, and competitive data obtained from consultants and staff research. The goal for the base pay component is to compensate executives at a level within the range of salaries of individuals in similar positions with comparable companies in the oil and gas industry. The Compensation Committee approves all salary increases for executive officers. The Committee reviews each executive’s salary annually based on a variety of factors, including individual performance, general levels of market salary increases and the Company’s overall performance. The Committee generally grants salary increases within a pay-for-performance framework. The Committee assesses performance for base salary purposes using a qualitative, rather than quantitative, performance assessment. The Committee does not use a specific performance formula or a weighting of factors in determining base salary levels. However, the Committee considers operating performance, execution of the Company’s business strategy, earnings and progress in implementing business development efforts in establishing base salary increases for executives.

Bonuses:    As with base salary determinations, the Compensation Committee generally grants bonuses within a pay-for-performance framework and assesses performance for bonus payment purposes using a qualitative, rather than quantitative, performance assessment. The Committee does not use a specific performance formula or a weighting of factors in determining bonuses. For 2005, the Committee awarded cash bonuses on a discretionary basis to executive officers based on operating performance, execution of the Company’s business strategies, earnings and progress in implementing business development efforts. Cash bonus awards for fiscal 2005 ranged from 39.6% to 78.2% of each executive officer’s base salary. Based on the factors referenced above, the Committee awarded Christopher D. Strong, Dan E. Steigerwald and J. Michael Poole cash bonuses for 2005 in the amounts of $200,000, $60,000 and $80,000, respectively.

Long-Term Incentive Compensation:    The Compensation Committee may structure long-term incentive compensation to provide for an appropriate balance between rewarding performance and encouraging employee retention. Long-term incentives are generally granted in the form of stock options. The purpose of stock options is to align compensation directly with increases in stockholder value. The number of options granted is determined by reviewing survey data to determine the compensation made to other executives and management employees in comparable positions with comparable companies in the oil and gas sector. In determining the number of options to be awarded, the Committee also considers the grant recipient’s qualitative and quantitative performance, the size of stock option awards in the past, and expectations of the grant recipient’s future performance.

In December 2005, the Committee approved the grant of a series of new stock options to a broad range of employees and officers. The stock option awards were granted under the 2005 Stock Option Plan. During 2005, the Committee approved the option grants set forth on page 15 of this Proxy Statement under the caption ‘‘Option Grants During the Year Ended December 31, 2005’’.

Compliance with Section 162(m) of the Internal Revenue Code

Under Section 162(m) of the Internal Revenue Code, the Company may not deduct annual compensation in excess of $1 million paid to certain employees, generally its Chief Executive Officer and its four other most highly compensated executive officers, unless that compensation qualifies as performance-based compensation. While the Compensation Committee intends to structure performance-related awards in a way that will preserve the maximum deductibility of compensation awards, the Committee may from time to time approve awards which would vest upon the passage of time or other compensation which would not result in qualification of those awards as performance-based compensation. It is not anticipated that compensation realized by any executive officer under the Company’s plans and programs now in effect will result in a material loss of tax deductions. The Company had no nondeductible compensation expense for the year ended December 31, 2005. The Committee plans to review this matter as appropriate and take action as may be necessary to preserve the deductibility of compensation payments to the extent reasonably practical and consistent with the Company’s objectives.

Compensation of the Chief Executive Officer

The Compensation Committee annually reviews the compensation of the Chief Executive Officer. The Chief Executive Officer participates in the same programs and receives compensation under the same programs as other executives. However, the Chief Executive Officer’s compensation reflects the greater policy and decision-making authority that the Chief Executive Officer holds and the higher level of responsibility he has with respect to the strategic direction of the Company and its financial and operating results.

As discussed above, the Chief Executive Officer’s base salary for 2005 was determined by the Board of Directors prior to the formation of the Committee. The Chief Executive Officer’s base salary and bonus for 2005 was based upon the key performance factors set forth below.

•	annual business results including both financial and non-financial factors compared to plan,

•	corporate strategy, growth and goals for the mid to long term,

•	execution of strategy through structure, people and processes,

•	external relationships with key constituents including customers, investors and suppliers, and

•	personal effectiveness — values, intensity, communications and other qualities.

The Committee approved a bonus of $200,000 for Mr. Strong’s 2005 performance. The Committee also granted Mr. Strong 118,466 options under the 2005 Stock Option Plan, with an exercise price of $14.00 per share, vesting in one-quarter increments on each anniversary of the date of grant, for 2005 performance. These options will vest in equal annual increments over a four-year period.

This report has been provided by the Compensation Committee of the Board of Directors.

John J. Moon, Chairman
Gregory D. Myers
Thomas H. O’Neill, Jr.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee was established by the Board of Directors on August 3, 2005 in connection with the Company’s initial public offering. Prior to this date, the functions of the Audit Committee were performed by the Board of Directors as a whole. The Audit Committee is comprised of the three directors named below. The Audit Committee of the Board of Directors is responsible for the review and oversight of the Company’s performance with respect to its financial responsibilities and the integrity of the Company’s accounting and reporting practices. The Audit Committee, in its capacity as a committee of the Board of Directors, is also responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (including resolution of disagreements between management and the auditor regarding financial reporting), and each such registered public accounting firm must report directly to the Audit Committee. The Board of Directors has determined that two of the three members of the Audit Committee, i.e., Thomas M. Mercer and M. Joseph McHugh, are independent in accordance with NASDAQ Stock Market listing standards and that all three members of the Audit Committee are financially literate, as required by such requirements, as such qualification is interpreted by the Board of Directors in its business judgment. The Audit Committee operates under a written charter, a copy of which is available on the Company’s website at www.uniondrilling.com.

The Company, not the Audit Committee or the independent auditors, is responsible for the preparation of its financial statements and its operating results and for the appropriate safekeeping of the Company’s assets. The independent auditor’s responsibility is to attest to the fair presentation of the financial statements. The role of the Audit Committee is to be satisfied that both the Company and the independent auditors discharge their respective responsibilities effectively. However, no member of the Audit Committee is professionally engaged in the practice of accounting or auditing of the Company’s accounts, including with respect to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors.

The Audit Committee has held two meetings during 2006. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, the Company, and the Company’s independent auditors, Ernst & Young LLP. The Audit Committee has reviewed and discussed with management and the independent auditors the Company’s audited financial statements.

The Audit Committee has discussed significant accounting policies applied in the Company’s audited financial statements, as well as alternative treatments. Management has represented that the financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has discussed with the independent auditors matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements, the Company’s internal accounting controls and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, ‘‘Communication with Audit Committees’’, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Company’s independent auditors have also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, as amended, ‘‘Independence Discussions with Audit Committees,’’ and discussed with the Audit Committee their independence from the Company. The Audit Committee has reviewed, among other things, the amount of fees paid to Ernst & Young LLP for audit and non-audit services. The Audit Committee has concluded that the provision of the non-audit services listed in the table under the caption ‘‘Audit and Non-Audit Fees’’ below is compatible with maintaining the independence of Ernst & Young LLP.

Based on its review and these meetings, discussions and reports, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2005 be included in the Company’s Annual Report on Form 10-K, for filing with the SEC. In addition, the Audit Committee has approved, subject to stockholder ratification, the selection of Ernst & Young LLP as the Company’s independent auditor for 2006.

M. Joseph McHugh, Chairman.
Thomas M. Mercer
John J. Moon

AUDIT AND NON-AUDIT FEES

In accordance with the rules of the SEC, the following chart outlines fees pertaining to the years ended December 31, 2005 and December 31, 2004 by Ernst & Young LLP:

Services Performed	2005	2004
Audit Fees(1)	$270,000	$137,000
Audit-Related Fees(2)	$1,319,000	—
Tax Fees(3)	$35,000	$32,000
All Other Fees(4)	—	—
Total Fees	$1,624,000	$169,000

NOTES TO PRECEDING TABLE

(1)	Audit fees represent fees billed for professional services provided in connection with the audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements and audit services provided in connection with statutory and regulatory filings for those years.

(2)	Audit-related fees represent fees billed primarily for assurance and related services reasonably related to the performance of the audit or reviews of the Company’s financial statements or registration statements. The significant majority of these fees relate to the filing of Form S-1 with the Securities and Exchange Commission related to the Company’s initial public offering including audits of acquired company financial statements, comfort procedures, and related consultation and advice.

(3)	Tax fees principally represent fees billed for tax preparation, tax advice and tax planning services. These tax fees related to preparation of Federal and state income tax returns.

(4)	All other fees principally would include fees billed for products and services provided by the accountant, other than the services reported under the three captions above.

AUDIT COMMITTEE APPROVAL OF AUDIT AND NON-AUDIT SERVICES

In 2005, the Audit Committee had not formally adopted any pre-approval policies and procedures relating to the provision of audit and non-audit services by the Company’s independent auditors, Ernst & Young LLP. Prior to the Company's initial public offering in November 2005, each type of audit and non-audit service provided by Ernst & Young LLP was approved on an individual basis by management in advance of the rendering of such services. Subsequent to the initial public offering, the Board approved the engagement of Ernst & Young LLP to perform the Company’s 2005 audit. In April 2006, the Audit Committee established a policy for the pre-approval of audit and non-audit services performed for the Company by the independent auditors, which also specifies the types of services that the independent auditors may and may not provide to the Company. Prohibited services include bookkeeping, appraisal or valuation services and legal services. The policy provides for general pre-approval of services and specific case-by-case approval of certain services. The services that are pre-approved include (i) audit services, including audits of the Company’s subsidiaries and services associated with SEC filings and (ii) audit-related services, including transaction integration assistance and attestation services required by statute or regulation. The term of any pre-approval is 12 months and shall be subject to specific budgeted amounts or ratios as may be determined from time to time by the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time based on subsequent determinations. Unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services which were addressed in the pre-approval policy, but exceed any pre-approved cost levels or budgeted amounts, will also require specific pre-approval by the Audit Committee. The Audit Committee will not delegate its responsibilities concerning pre-approval of services to management. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval policy and the fees for services performed to date. Management is required to report to the Audit Committee its engagement of the independent auditors to perform any of the services specifically pre-approved in the policy. The engagement terms and fees related to the Company’s annual audit remain subject to the specific approval of the Audit Committee.

PERFORMANCE GRAPH

The following graph shows a comparison of the total cumulative returns of an investment of $100 in cash on November 22, 2005, the first trading day following the Company's initial public offering, in (i) the Company's Common Stock, (ii) the Nasdaq Composite Index, U.S. Companies, and (iii) a peer group index that the Company selected that includes 5 public companies within the Company's industry. The companies that comprise the peer group index are Bronco Drilling Company, Inc., Grey Wolf, Inc. Helmerich & Payne, Inc., Patterson-UTI Energy, Inc. and Pioneer Drilling Company. The comparisons in the graph are required by the SEC and are not intended to forecast or be indicative of the possible future performance of the Company's Common Stock. The graph assumes that all dividends have been reinvested (to date, the Company has not declared any dividends).

Year End	November 22, 2005	December 30, 2005
UDI	100	100.83
Peer Index	100	103.82
NASDAQ	100	101.52

The Audit Committee Report, the Compensation Committee Report on Executive Compensation and the Stock Price Performance Graph shall not be deemed to be ‘‘soliciting material’’ or to be ‘‘filed’’ with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates that Report or the Graph by specific reference.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934 and SEC Rules, the Company’s directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their initial ownership, and changes in that ownership, with the SEC. Reporting persons are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely on its review of copies of such reports received by the Company and written representations of such reporting persons, the Company believes that during fiscal year 2005, all of its directors and executive officers complied with such SEC filing requirements.

OTHER MATTERS

As of the time of preparation of this Proxy Statement, neither the Board of Directors nor management intends to bring before the Annual Meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the Annual Meeting, or any adjournment or postponement thereof, the persons named in the proxy will vote on such matters according to their best judgment.

Stockholders Sharing the Same Address

‘‘Householding’’ of Proxy Materials. The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as ‘‘householding,’’ potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by oral or written request to the Secretary, Union Drilling, Inc., 4055 International Plaza, Suite 610, Fort Worth, TX 76109; telephone (817) 735-8793.

FORM 10-K ANNUAL REPORT

A copy of the Company’s Annual Report on Form 10-K as filed with the SEC (excluding exhibits) is being mailed together with this Proxy Statement. A copy of any Exhibit may be requested by any person in writing by addressing the request to the Secretary, Union Drilling, Inc., 4055 International Plaza, Suite 610, Fort Worth, TX 76109, and stating that such person is a beneficial owner of Common Stock of the Company. A charge equal to the reproduction cost of such exhibit will be made. The Company is subject to the information and reporting requirements of the Securities Exchange Act of 1934 under which the Company files periodic reports, proxy statements and other information with the SEC. Copies of the reports, proxy statements and other information may be examined without charge at the Public Reference Section of the SEC, 100 F Street, NE., Room 1580, Washington, D.C. 20549, or on the Internet at www.sec.gov. A copy of the Company’s Annual Report on Form 10-K is also accessible on the Company’s website at http://www.uniondrilling.com.

The Company’s Standards of Integrity, the Audit Committee’s Charter and the Corporate Governance and nominating Committee’s charter are also all accessible by following the links to ‘‘Corporate Governance’’ on the Company’s website. The Company will furnish copies of such documents without charge to any person requesting such documents in writing addressed to the Secretary, Union Drilling, Inc., 4055 International Plaza, Suite 610, Fort Worth, TX 76109, and stating that such person is a beneficial owner of Common Stock of the Company.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Under rules the SEC has established, any stockholder who wishes to have a qualified proposal considered for inclusion in the Company’s proxy statement for the 2007 Annual Meeting of Stockholders must send notice of the proposal to the Company’s Secretary at its principal executive offices, 4055 International Plaza, Suite 610, Fort Worth, TX 76109, so that the Company receives that notice by no later than January 3, 2007, unless the date of the Company’s 2007 Annual Meeting of Stockholders is more than 30 days from the anniversary date of the Company’s 2006 Annual Meeting of Stockholders, in which case the deadline is a reasonable time before the Company prints and mails its proxy materials for the 2007 Annual Meeting of Stockholders. If you submit a stockholder proposal, you must provide your name and record address, the number of shares of Common Stock you hold beneficially, the date or dates on which you acquired those shares, and documentary support for any claim of beneficial ownership.

In addition, the Company’s Amended and Restated Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting. In general, the procedure provides that stockholders must submit proposals to the Company containing certain information specified in the Company’s Amended and Restated Bylaws not less than 90 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, in order to be brought before our 2007 Annual Meeting of Stockholders, any such proposal must be submitted so that the Company receives the proposal no later than the close of business on February 7, 2007. Stockholders should submit any such proposals to the Company’s Secretary at Union Drilling, Inc. 4055 International Plaza, Suite 610, Fort Worth, TX 76109. These requirements are in addition to the SEC’s requirements that a stockholder must comply with to have a stockholder proposal included in our proxy statement. As to all such matters which the Company does not have notice on or prior to February 7, 2007, discretionary authority shall be granted to the persons designated in the Company’s proxy related to 2007 Annual Meeting to vote on such proposal.

By Order of the Board of Directors
Dan E. Steigerwald Vice President, Chief FinancialOfficer, Treasurer and Secretary

4055 International Plaza, Suite 610, Fort Worth, TX 76109
May 3, 2006

APPENDIX A

UNION DRILLING, INC.

CHARTER
OF THE
AUDIT COMMITTEE
OF THE
BOARD OF DIRECTORS

Adopted August 3, 2005

I. Purpose

The Audit Committee is a standing committee of the Board of Directors (the "Board") of Union Drilling, Inc., a Delaware corporation (the "Company"). Its primary function is to assist the Board in fulfilling its oversight responsibilities by:

•	Reviewing the financial reports and other financial information provided by the

Company to any governmental body or the public;

•	Reviewing the Company's system of internal controls regarding finance,

accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally;

•	Reviewing the audit efforts, qualifications and independence of the Company's independent registered public accounting firm;

•	Providing an open avenue of communication among the independent registered public accounting firm, financial and senior management, and the Board; and

•	Preparing the Audit Committee report that the Securities and Exchange Commission (‘‘SEC’’) rules require to be included in the Company’s annual proxy statement.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. Composition

The Audit Committee shall be comprised of a minimum of three directors. Each member shall meet the independence and experience requirements of the SEC and the Nasdaq Stock Market (as may be modified or supplemented). In addition, each member will be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee.

A director who is not independent under the rules and regulations of the Nasdaq Stock Market and is not a current employee or an immediate family member of such employee may be appointed to the Audit Committee if the Board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interest of the Company and its shareholders, and the Company discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination. A director appointed to the Audit Committee pursuant to this exception may not serve on the Audit Committee for more than two (2) years and may not serve as the chair of the Audit Committee.

All members of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement at the time of their appointment to the Audit Committee. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. One member of the Audit Committee shall have accounting or related financial management expertise and qualify as an "audit committee financial expert" in accordance with the requirements of the SEC and the Nasdaq Stock Market (as may be modified or supplemented).

The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board, and shall serve on the Audit Committee for a term coinciding with their staggered Board term. If a Chair of the Audit Committee is not appointed by the Board, the Audit Committee shall itself elect a Chair.

Notwithstanding the foregoing, to the extent that the Board, in its sole discretion, shall at any time determine that there is an available exception or cure period to compliance with the independence or experience requirements and/or financial expertise requirements of Audit Committee members under applicable law (including, without limitation, applicable rules of the SEC and Nasdaq Stock Market), then any non-compliance with, or failure to satisfy, the foregoing independence and/or experience and/or financial expertise requirements during any such period of exemption or cure shall not be deemed a violation or breach of the terms, provisions and conditions of this Charter. From the date of the adoption of this Charter until the earlier of (i) the date that the Board determines, in its sole discretion, to comply fully with the independence and experience and/or financial expertise requirements of Audit Committee members under applicable law (including, without limitation, applicable rules of the SEC and Nasdaq Stock Market) or (ii) the date that any currently available exception to such independence or other requirements is no longer available to the Company under applicable law, the Company shall be excused from compliance with the above requirements to the extent of any available exceptions under applicable law, including, without limitation, the ‘‘controlled company exception,’’ the ‘‘best interests exception’’ and the ‘‘IPO exception.’’

III. Meetings

The Audit Committee shall meet to review and approve each quarterly earnings release, to review and approve each annual report on Form 10-K and each quarterly report on Form 10-Q to be filed with the Securities and Exchange Commission, to review and approve the annual financial results of the Corporation prior to release, to review and approve the scope of the annual audit to be performed by the Corporation's independent registered public accounting firm and at other times as circumstances dictate.

As part of its job to foster open communication, the Audit Committee should meet regularly with management and the independent registered public accounting firm in separate executive sessions to discuss any matters that the Audit Committee and each of these groups believe should be discussed privately.

IV. Responsibilities and Duties

To fulfill its responsibilities and duties the Audit Committee shall, in addition to any other responsibilities or duties that may be assigned from time to time by the Board:

Documents/Reports Review

▪	Review and reassess the adequacy of this Charter annually and report to the Board any recommended changes to this Charter. The Audit Committee shall submit the Charter to the full Board for approval and have the document published at least every three years in accordance with the Regulations of the SEC.

▪	Review and discuss with financial management and the independent registered public accounting firm the Company's audited financial statements included in the annual report on Form 10-K and the Company’s unaudited financial statements included in the quarterly reports on Form 10-Q, including the disclosures under the management discussion and analysis portion thereof, changes in accounting policies and practices, financial reporting practices and significant reporting issues, critical accounting policies, and significant estimates and judgments made in connection with the preparation of such audited financial statements.

▪	Review any other reports or other financial information filed or furnished to any governmental body, including any certification, report, opinion, or review rendered by the independent registered public accounting firm.

▪	In consultation with management and the independent registered public accounting firm, consider and discuss (i) the integrity of the Company's disclosure controls and procedures, (ii) the quality and adequacy of the system of internal controls that could significantly affect the Company's financial statements, (iii) significant financial risk exposures and the steps management has taken to monitor, control and report such exposures and (iv) whether there are any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to affect the Company’s ability to record, process, summarize and report financial information and any fraud involving management or other employees with a significant role in internal control over financial reporting. The Audit Committee should also review significant findings of the independent registered public accounting firm related to the system of internal controls, with management's responses, the status of management's responses to previous recommendations from the independent registered public accounting firm and the status of any previous instructions to management from the Audit Committee.

▪	Review disclosures made by the Company's chief executive officer and chief financial officer during their certification process for the annual and quarterly financial statements regarding any significant deficiencies in the design or operation of internal controls or material weaknesses in such controls.

▪	Review with management and the independent registered public accounting firm any fraud discovered by the Company, whether or not material, that involves management or other employees who have a significant role in the Company's system of internal controls.

▪	Review and discuss with financial management and the independent registered public accounting firm the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing with the SEC or distribution to persons outside of the Company. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent registered public accounting firm in accordance with SAS 61 (see item 10), such as:

•	any restrictions on the scope of the independent registered public accounting firm’s activities or on access to requested information;

•	any accounting adjustments that were noted or proposed by the independent registered public accounting firm but were ‘‘passed’’ (as immaterial or otherwise);

•	any communications between the audit team and the independent registered public accounting firm’s national office regarding auditing or accounting issues presented by the engagement;

•	any management or internal control letter issued, or proposed to be issued, by the independent registered public accounting firm; and

•	any significant disagreements between management and the independent registered public accounting firm.

▪	Review with the independent registered public accounting firm the recommendations included in their management letter, if any, and their informal observations regarding the competence and adequacy of financial and accounting procedures of the Company. On the basis of this review, make recommendations to the Board for any changes that seem appropriate.

Ethical and Legal Compliance

▪	Establish, maintain and review procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting, auditing matters or other corporate or employee activities.

▪	Annually discuss with the independent registered public accounting firm whether it has identified the existence of any issues of the type described in Section l0A of the Securities Exchange Act of 1934 (concerning detection of illegal acts).

▪	On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Matters

▪	Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company's annual proxy statement.

▪	Perform any other activities consistent with this Charter, the Company's bylaws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

▪	Review financial and accounting personnel succession planning with the Company. Ensure that none of the individuals serving in the positions of chief executive officer, senior vice president and chief financial officer, vice president and controller, or any person serving in an equivalent position participated in any capacity in the audit of the Company as an employee of the independent registered public accounting firm during the one-year period preceding the date of initiation of any audit being performed by the independent registered public accounting firm.

▪	Annually review policies and procedures as well as audit results associated with directors' and officers expense accounts and perquisites. Annually review a summary of director and officers' related party transactions and potential conflicts of interest.

▪	As appropriate, review with management, the independent registered public accounting firm and the independent auditor, in separate meetings if the Audit Committee deems it necessary:

•	any analyses or other written communications prepared by management and/or the independent registered public accounting firm setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•	the critical accounting policies and practices of the Company;

•	related-party transactions and off-balance sheet transactions and structures;

•	any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; and

•	the effect of regulatory and accounting initiatives or actions applicable to the Company (including any SEC investigations or proceedings).

▪	Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

▪	The Audit Committee has the authority, without having to seek Board approval, to obtain advice and assistance, as appropriate, from outside legal, accounting and other advisers, as it determines necessary to carry out its duties. The Audit Committee may also conduct or authorize investigations into or studies of matters within the Audit Committee's scope of responsibilities. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of (i) compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee; (ii) compensation to any advisers employed by the Audit Committee; and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

V. Independent Registered Public Accounting Firm

▪	The Audit Committee has the sole authority to appoint, oversee, retain and terminate any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit review or attest services for the Company, including the Company's independent registered public accounting firm, and to review and approve all audit engagement fees, terms and compensation, and pre-approve the nature, extent, and cost of all non-audit services provided by the Company’s independent registered public accounting firm in accordance with applicable law. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of preapproval of non-audit services.

▪	On an annual basis, the Audit Committee should review and discuss with the independent registered public accounting firm all significant relationships they have with the Company that could impair their independence. As part of this process, the Audit Committee: shall (i) ensure that the independent registered public accounting firm submits to the Audit Committee on an annual basis a written statement (consistent with the applicable accounting and auditing standards then in effect, including Independence Standards Board Standard No. 1) delineating all relationships and services that may impact the objectivity and independence of the independent registered public accounting firm; (ii) discuss with the independent registered public accounting firm any disclosed relationship or services that may impact the objectivity and independence of the independent registered public accounting firm; (iii) satisfy itself as to the independent registered public accounting firm’s independence and (iv) assure that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

▪	Review the independent registered public accounting firm audit plan — discuss scope, staffing, locations, reliance upon management and internal audit, and general audit approach.

▪	Prior to releasing the year-end earnings, discuss the results of the audit with the independent registered public accounting firm. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

▪	Consider the independent registered public accounting firm's judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

▪	Discuss with management and the independent registered public accounting firm the quality and adequacy of the Company's disclosure controls and procedures, and review disclosures made by the Company's principal executive officer and principal financial officer in the Company's periodic reports filed with the SEC regarding compliance with their certification obligations.

▪	Annually consult with the independent registered public accounting firm out of the presence of management about internal controls and the completeness and accuracy of the Company's financial statements.

▪	In consultation with the independent registered public accounting firm, review the integrity of the Company's financial reporting process, both internal and external.

▪	Consider whether the audit engagement team partners should be rotated more frequently than is required by law, so as to assure continuing auditor independence.

▪	Consider whether the independent registered public accounting firm should be rotated, so as to assure continuing auditor independence.

▪	Obtain the opinion of management and the internal auditors of the independent registered public accounting firm’s performance.

UNION DRILLING, INC.
c/o National City Bank
Shareholder Service Operations
LOC 5352
P.O. Box 94509
Cleveland, OH 44101-4509

                             YOUR VOTE IS IMPORTANT

         Regardless of whether you plan to attend the Annual Meeting of
         Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed
         envelope.

           Please fold and detach card at perforation before mailing.
--------------------------------------------------------------------------------

                              UNION DRILLING, INC.
 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNION DRILLING, INC. FOR
                 ANNUAL MEETING OF STOCKHOLDERS ON JUNE 8, 2006

The undersigned hereby constitutes and appoints Christopher D. Strong and Dan E.
Steigerwald, and each of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote all of the shares of the Common
Stock of Union Drilling, Inc. held of record by the undersigned on April 25,
2006 as if personally present at the Annual Meeting of stockholders to be held on June 8, 2006 and any adjournment or postponement thereof, as designated on reverse side.

                                        Dated:                           , 2006
                                              ---------------------------

                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Signature, if held jointly

                                        Please sign exactly as your name or
                                        names appear on this proxy, and when
                                        signing as an attorney, executor,
                                        administrator, trustee or guardian, give
                                        your full title as such. If the
                                        signatory is a corporation, sign the
                                        full corporate name by duly authorized
                                        officer, or if a partnership, sign in
                                        partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

           Please fold and detach card at perforation before mailing.
--------------------------------------------------------------------------------
UNION DRILLING, INC.                                                       PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNION DRILLING,
INC. IF NO VOTE IS INDICATED, THIS PROXY WILL BE VOTED "FOR" EACH OF THE
PROPOSALS BELOW AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY
OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. YOU ARE URGED TO
DATE, SIGN AND RETURN PROMPTLY THIS PROXY IN THE ENVELOPE PROVIDED. IT IS
IMPORTANT FOR YOU TO BE REPRESENTED AT THE ANNUAL MEETING.

1. Election of Directors:

   CLASS I NOMINEES              CLASS II NOMINEES                CLASS III NOMINEES
   (TO SERVE A ONE-YEAR TERM):   (TO SERVE A TWO-YEAR TERM):      (TO SERVE A THREE-YEAR TERM):
   T.J. Glauthier                Thomas M. Mercer                  John J. Moon
   Howard I. Hoffen              Thomas H. O'Neill, Jr.            M. Joseph McHugh
                                 Gregory D. Myers

           |_|  FOR all nominees listed above                     |_|  WITHHOLD AUTHORITY
           (except as marked to the contrary below)               to vote for all nominees listed above

           TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE(S), WRITE
           THE NAME OF SUCH NOMINEE(S) IN THE SPACE PROVIDED BELOW.

           ----------------------------------------------------------

 2. To ratify the selection of Ernst Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2006.

            |_|  FOR                 |_| AGAINST               |_|  ABSTAIN

|_| I plan to attend this meeting.
|_| I consent to receive certain future investor communications in a single package per household.